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                                  EXHIBIT 6.3
               BY-LAWS OF AMERICAN UNITED LIFE INSURANCE COMPANY
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                               INSURANCE COMPANY
                                CODE OF BY-LAWS
                                       OF
                   AMERICAN UNITED LIFE INSURANCE COMPANY (R)
                                   ARTICLE I
                      CORPORATE SEAL AND PRINCIPAL OFFICE

     Section 1. Corporate Seal. The corporate seal shall be circular in form with the words "American United Life Insurance Company (R) " around the top of its periphery and the words "Seal" and "A Mutual Corporation" through its center.

     Section 2. Principal Office. The principal office and place of business shall be at One American Square, City of Indianapolis, County of Marion and State of Indiana.
                                   ARTICLE II
                                   MEMBERSHIP

     Section 1. Classes of Members. As provided in the articles of incorporation, the members of the corporation shall be divided into two classes:
(a) voting members, and (b) non-voting policyholders. The members of each class shall have such rights, privileges, duties and liabilities, with respect to the regulation and management of the affairs of the corporation, as are provided in these By-laws or in the articles of incorporation.

     Section 2. Voting Members. The voting members of the corporation shall consist of those policyholders

(a) who hold insurance certificates issued by the Insurance Department of the Supreme Lodge Knights of Pythias and

(b) who hold policies issued or assumed by the former American Life Insurance Company of Detroit, Michigan, and by the former Mutual Savings Life Insurance Company of St. Louis. Missouri, which were assumed by this corporation, and

(c) who hold policies of insurance or annuity contracts issued by the corporation under its present name or under the name United Mutual Life Insurance Company.

Each voting member continues to be a member of the corporation so long as any policy or annuity contract, which entitles him to voting membership, remains in full force and effect.

     Section 3. Non-Voting Policyholders. The non-voting policyholders of the corporation shall consist of those persons (a) who were policyholders in the American Central Life Insurance Company when that corporation was merged into this corporation, or (b) who prior to that merger were policyholders in the American Central Life Insurance Company and subsequently were reinstated as policyholders. Nothing contained in this Section 3, however, shall disqualify a policyholder who qualifies as a voting member according to the provisions of
Section 2 of Article II.

                                  ARTICLE III
                                  MEETINGS OF
                                    MEMBERS

     Section 1. Annual Meeting. The regular annual meeting of the members of this corporation shall be held at its principal place of business on the third Thursday in February of each year at ten a.m. Elections for directors shall be held at the annual meeting.

     Section 2. Special Meetings. Special meetings of the members of the corporation may be called by the chief executive officer of the corporation, by the board of directors or by not less than twenty-five percent of the voting members.

     Section 3. Notice of Meetings. Thirty day written notice stating the place, day and hour of any meetings of members shall be delivered or mailed by the secretary of the corporation or by the officer or persons calling the meeting to each member entitled to vote at such meeting at such address as appears upon the records of the corporation. In the case of special meetings or when otherwise required by law, the purpose or purposes for which the meeting is called shall also be stated. With respect to annual meetings of members, notice need not be given to any member in whose policy of insurance or annuity contract there is a statement of the time and place of the meeting.

     If less than a quorum of voting members attend in person or by proxy, a majority of the voting members who are present in person or by proxy may adjourn, without notice other than by announcement at the meeting, until the number of members required to form a quorum shall attend. No annual meeting of members may be adjourned to a date later than five months after the close of the fiscal year of the corporation. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Waiver of Notice. Notice of any meeting of members may be waived in writing by any member if the waiver sets forth in reasonable detail the time and place of the meeting and its purpose. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

     Section 5. Voting Rights. Except as hereinafter provided, each voting member of the corporation shall have the right to cast one vote on each matter submitted to a vote of the members, regardless of the number of policies or amount of insurance standing in his name with the corporation.

     Section 6. Voting by Proxy. A member entitled to vote at a meeting of members may vote either in person or by proxy executed in writing by the member or the member's duly authorized attorney-in- fact. No proxy shall be voted at any meeting of members unless the proxy is filed with the secretary of the meeting at or before the meeting.

     Section 7. Quorum. To constitute a quorum at any meeting of members, there must be at least ten percent of the voting members represented in person or by proxy. A majority vote of any such quorum shall be necessary for the transaction of any business at the meeting unless a greater vote is required by law or the articles of incorporation.

                                   ARTICLE IV
                                    BOARD OF
                                   DIRECTORS

     Section 1. Duties and Qualifications. The business and affairs of the corporation shall be managed by a board of directors. Each director shall be a voting member of the corporation, and the policy of insurance or annuity contract entitling each director to membership in the corporation shall be free of liens to secure any debt to the corporation. Each director shall be a citizen of the U.S. or the Dominion of Canada, and at least one director shall be a resident of the State of Indiana. No person shall be eligible for election as a director who has reached, or will reach, his seventieth birthday in the year of election, and is retired from his business or profession.

     Section 2. Number and Terms of Office. The board of directors shall consist of sixteen members who are elected by the voting members at annual meetings to serve for terms of three years, and until their successors are elected and qualified. The board of directors shall be divided into three classes, two of which consist of five directors and one of which consists of six directors. I he teens of office of all directors in a particular class shall be identical; however, the terms of office of each class of directors shall be staggered so that in every three year period a different class shall be elected at each succeeding annual meeting of members.

     Section 3. Limitation as to Employee or Retired Employee Directors. No more than five fulltime employees of the corporation or retired employees of the corporation receiving a pension or other retirement benefits from the corporation shall be eligible to serve at one time as directors.

     Section 4. Vacancies. Any vacancy in the board of directors caused by death, resignation or disqualification shall be filled by a majority vote of the remaining members of the board of directors for the unexpired term of the director whose place is filled. Any vacancy on the board of directors occasioned by an increase in the number of directors shall be filled by a majority vote of the existing directors for a term ending with the next annual meeting of members of the corporation.

     Section 5. Oath of Office. Each director of the corporation, when elected, shall take and subscribe to an oath that he will insofar as the duty devolves upon him, faithfully, honestly and diligently administer the affairs of the corporation and that he will not knowingly violate or willingly permit violation of any laws applicable to the corporation.

     Section 6. Annual Meetings. Unless otherwise unanimously agreed upon, the board of directors shall meet each year, immediately following the annual meeting of members, at the place where the meeting of members was held. This meeting shall be held for the purpose of organization, election of officers of the corporation and consideration of any other business which may be brought before the meeting. No notice shall be necessary for the holding of any annual meeting of the board of directors.

     Section 7. Other Meetings. Meetings of the board of directors, other than the annual meeting, shall be held regularly once each quarter during the second, third and fourth quarters of each calendar year, in accordance with a duly adopted resolution or motion of the board of directors. Special meetings may be called by the chief executive officer of the corporation, the chairman of the board or any seven directors, upon five days' notice. The time and general purposes of any such meeting must be specified and given to each director either personally or by mail or telegram. No notice shall be necessary for any regular meeting, and notice of any special meeting may be waived in writing or by telegram. Attendance at any such meeting shall constitute waiver of notice of such meeting. All meetings of the board of directors shall be held at the principal office or at such other place as may be unanimously designated by the board of directors.

     Section 8. Quorum. A majority of the whole board of directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless a greater number is required by law, the articles of incorporation or these By-laws. If a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 9. Honorary Directors. Any person who has served as the chief executive officer of the corporation may be elected an honorary member of the board of directors and shall be privileged to attend all meetings of directors, but shall have no right to vote.



                                   ARTICLE V
                                   COMMITTEES

     Section 1. Standing Committees. The standing committees of the corporation shall be the following: executive committee, finance committee, and audit committee. The board of directors may from time to time create other standing committees as deemed desirable by amending these By-laws.

     Section 2. Members of Standing Committees. At its annual meeting, the board of directors shall designate the members of each standing committee and shall, except as otherwise provided in these Bylaws, name the chairman thereof. The members shall serve for a term of one year and until their successors are chosen and qualified unless sooner removed. The chief executive officer of the corporation shall be an ex- officio member, with full voting power, of each standing committee except the Audit Committee. Subject to any limitation imposed by these By-laws, the board of directors shall have the power at any time to increase or decrease the number of members of any standing committee, to appoint or remove members from any standing committee and to fill vacancies on any such committee.

At any meeting of a standing committee, a designated director may act in the place of an absent member of such committee with full Voting rights. Each designated director shall be selected in the following manner: The chief executive officer shall contact a member or members of the board in alphabetical order according to the member's last name until he obtains agreement of the necessary number of directors to attend the standing committee meeting. After the first selection under this section, contact shall commence with the name alphabetically following that of the director agreeing to serve.

     Section 3. Meetings of Standing Committees. Meetings of each standing committee may be called by its chairman or by the chief executive officer of the corporation. Each committee shall hold its meetings in accordance with the rules of procedure and at locations designated by the majority of the committee members. Except as otherwise provided by these By-laws, each committee shall select a secretary, who shall not be required to be a member of the committee, to record the minutes of all its meetings.

     Section 4. Special Committees. Special committees may be designated by a resolution adopted by a majority of the directors present at any board meeting at which a quorum is present. Except as otherwise provided in the resolution, members of each special committee shall be members of the corporation, and the chief executive officer of the corporation shall appoint the committee members. Any special committee member may be removed by the person or persons authorized to appoint such member whenever in their judgment the best interests of the corporation shall be served by such removal. Any special committee shall have only the responsibilities for which it was created. It shall have no power to act except as specifically conferred upon it by action of the board of directors. Upon completion of its duties, the special committee shall be discharged. Each member of a special committee shall serve the committee until it is discharged unless the member is removed from the committee or ceases to qualify as a member. Committee vacancies shall be filled by appointments made in the same manner as provided in the case of the original appointments.

                                   ARTICLE VI
                 COMPOSITION AND DUTIES OF STANDING COMMITTEES

     Section 1. Executive Committee. he executive committee shall consist of the chairman of the board and not less shall three nor more than seven other members of the board of directors. No member of the committee shall Continue as SUCH after he ceases to be a member of the board of directors. The chairman of the board shall be chairman of the committee and a vice-chairman may be designated by the committee. The committee shall select a secretary from among its members to keep accurate minutes of all meetings. The minutes shall be presented for approval to the next regular meeting of the board of directors.

During the intervals between meetings of the board of directors and subject to such limitations as may be imposed by law. the articles of incorporation or these By-laws, the executive committee shall have and may exercise all the authority of the board of directors in the management of the corporation. However, no action shall be taken which will conflict with the expressed policies of the board of directors.

     Section 2. Finance Committee. The finance committee shall consist of the chief executive officer, not less than three other members of the board of directors and not more than two officers of the corporation who are not members of the board of directors. The secretary of the committee shall keep accurate minutes of all meetings which shall he presented for approval to the next regular meeting of the board of directors.

Except as otherwise provided in these By-laws, and subject to law and to the general control of the board of directors, the finance committee shall supervise, pass upon and authorize the investment of all funds of the corporation. It shall have the power to purchase and sell or otherwise acquire or dispose of real estate, bonds, mortgages, securities or other investments, to authorize and direct conveyances of real estate and interests therein and thereunder, including the execution of deeds, leases, releases, discharges and other related documents, and to direct all other things necessary or incidental to the authorization, acquisition, supervision, control and disposition of all the investments of the corporation. I he finance committee shall also perform such other duties as these By-laws or the board of directors may prescribe.

     Section 3. Audit Committee. The audit committee shall consist of three members of the board of directors. All members of the audit committee shall he independent directors.

The audit committee shall, prior to the annual meeting, recommend selection of independent certified public accountants for the fiscal year to the board of directors. The audit committee shall engage the independent auditors selected by the voting members, be responsible for establishing the independent audit and review the results of the independent audit prior to presentation to the board of directors. The audit committee shall also be responsible for establishing the scope of the internal audit function, reviewing internal controls and following tip on deficiencies noted. The audit committee will confer with internal auditing, auditors and other consultants as deemed necessary on significant audit findings and shall report and make recommendations to the board of directors as necessary.

                                  ARTICLE VII
                                    OFFICERS

     Section 1. Number and Qualification. The officers of the corporation shall consist of a chairman of the board of directors, a president, a chief executive officer, one or more senior vice presidents and one or more additional vice presidents, a general counsel, a medical director, a secretary, a treasurer, a controller, an actuary, and such other officers as the board of directors may elect in accordance with the provisions of this article. The board of directors may elect or appoint other assistant or subordinate officers, as it deems desirable, to have the authority to perform the duties prescribed. The chairman of the board, the president, and the chief executive officer shall be chosen from among the directors of the corporation, and if any one of such officers ceases to he a director he shall cease to hold such office as soon as his successor is elected and qualified. More shall one office. may be held by the same person, except the duties of the president and secretary shall not be performed by the same person.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its annual meeting If tile election of officers is not held at the annual meeting, the election shall be held as soon thereafter as is convenient. New offices may be created and filled at any meeting of the board of directors. Each officer shall hold office until his successor is duly elected and qualified.

     Section 3. Vacancies. Whenever any vacancies occur in any of the offices of the corporation by reason of death, resignation, disqualification, removal or otherwise, the office may be filled by the board of directors at a regular or special meeting I he newly elected officer shall hold office until the next annual meeting of the board of directors and until his successor is duly elected and qualified.

     Section 4. Removal. Any officer of the corporation elected or appointed by the board of directors may be removed by the hoard of directors whenever, in its judgment, the best interest of the corporation would be served. Such removal shall be without prejudice to any contract rights of the officer so removed.

     Section 5. Salaries of Officers and Employees. 'I he salaries of the chairman of the board, the president, the chief executive officer, all vice presidents (except regional vice presidents), the secretary, the treasurer, the controller, medical director, general counsel, actuary, anti of all employees receiving compensation of $75,000 a year or more, shall be approved by the board of directors.

                                  ARTICLE VIII
                               DUTIES OF OFFICERS


     Section 1. Chairman of the Board. The chairman of the board of directors shall preside at all meetings of members and at all meetings of directors. He shall be entitled to vote upon questions and motions submitted to vote of the board of directors only when his vote is required to break a tie. He shall perform such duties as these By-laws or the board of directors prescribe.

     Section 2. President. The president shall have power to perform the duties prescribed by the board of directors, the chairman of the board, or these By-laws. Section 3. Vice Presidents. The vice presidents shall have the powers to perform the duties prescribed by the board of directors, the chief executive officer of the corporation, or these By-laws.

     Section 4. General Counsel. The general counsel shall be the chief consulting officer of the corporation on all legal matters. He shall, subject to the control of the board of directors and executive committee, have control of all legal matters pertaining to the business of the corporation and shall perform such other duties as these By-laws or the board of directors prescribe.

     Section  5.  Medical  Director  The  medical  director  shall he the  chief underwriting officer of the corporation on all medical matters. He shall, subject to the control of the board of directors and executive committee, have control of all medical matters pertaining to applications for new insurance or reinstatetment of old insurance, appointment and supervision of medical examiners, and other medical matters pertaining to the corporation's underwriting operations. He shall perform other duties as these By-laws or the board of directors prescribe.

     Section 6. Secretary. The secretary shall attend all meetings of members and meetings of the board of directors and shall be responsible for a true anti complete record of the proceedings of such meetings. He shall serve notice of all corporate meetings in accordance with these By-laws, have custody of the books (except books of account), records and corporate seal of the corporation, affix the corporate seal to all papers and documents requiring a seal, and perform other duties as these By-laws or the board of directors prescribe.

     Section 7. Treasurer. The treasurer shall be the custodian of all funds, notes, securities, and instruments of title and valuables belonging to and in the possession of the corporation. He shall deposit, or cause to be deposited, all funds of the corporation not required to be on hand in the operation of the business, in banks or depositories designated by the board of directors. He shall disburse the funds of the corporation as authorized, and take proper vouchers for such disbursements. He shall furnish the board of directors a statement of the financial condition of the corporation at or before each annual meeting and perform other duties as these By-laws or the board of directors prescribe.

     Section 8. Controller. The controller shall be responsible for keeping current and complete records of account, showing accurately the financial condition of the corporation. He shall assemble budget information and keep budgetary control of disbursements of the corporation, and perform other duties as these By-laws or the board of directors prescribe.

     Section 9. Actuary. The actuary shall be the chief consulting officer on all matters relating to the pricing and designing of insurance contracts issued by the corporation. He shall, subject to the controls of the board of directors and executive committee, have control of matters pertaining to premium rates, dividends, policy values, reserve basis, and benefits provided in the insurance contracts issued by the corporation. He shall perform such other duties as these By-laws or the board of directors prescribe.

     Section 10. Assistant Officers. Assistant officers that the board of directors may elect or appoint shall have duties specified by the board of directors. In the absence of such specification, duties shall be specified by the officer whom the person was appointed to assist.

     Section 11. Chief Executive Officer. The chief executive officer of the corporation shall be the chairman of the board or the president, as determined by the board of directors Subject to the general control of the corporation by the board of directors and the executive committee, the chief executive officer shall supervise, direct anti control the business and affairs of the corporation and shall discharge all the unusual functions and duties of his office. Except as otherwise provided in these By-laws he shall appoint, and at his discretion, remove employees of the corporation, fix and at times change their compensation, designate their titles and determine their duties. He shall appoint temporary or permanent committees of officers and employees as he deems necessary for the control and supervision of the business. He shall have general supervision and direction of all of the other officers of the corporation and the employees of all departments. He shall keep the board of directors and executive committee fully informed as to the activities of the corporation, and shall prepare and submit to each annual meeting of members a report on the business of the corporation for the preceding year and a statement of its current financial condition. He shall perform such other duties as these By-laws or the board of directors prescribe.

                                   ARTICLE IX
                                INDEMNIFICATION

     Section 1. Indemnification of Directors and Officers. The corporation shall indemnify any director or officer or former director or officer against expenses actually and reasonably incurred by him (and for which he is not covered by insurance) in connection with the defense of any action, suit or proceeding (unless such action, suit or proceeding is settled) in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding, to be liable for negligence or misconduct in the performance of his duties. The corporation may also reimburse any director or officer or former director or officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interest of the corporation that such settlement be made and that such director or officer was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be exclusive of any other rights to which such director or officer may be entitled under any By-law, agreement, vote of members or otherwise.

                                   ARTICLE X
                                 MISCELLANEOUS

     Section 1. Fiscal Year. I he fiscal year of the corporation begins on the first day of January of each year and ends on the thirty-first day of December of the same year.

     Section 2. Execution of Instruments. Except as may otherwise be provided by resolution of the board of directors or executive committee, all contracts, bills of sale, deeds, mortgages, leases, and other similar instruments, as well as all policies of insurance and annuity contracts of the corporation, shall be signed by the chairman of the board or by the president. The secretary, or an assistant secretary, shall affix the corporate seal and attest the same.

     Section 3. Checks. All checks, drafts, notes and other instruments calling for the payment of money by or to the corporation shall be executed or endorsed by the officers who the board of directors or executive committee shall specify by resolution.

     Section 4. Bonds and Insurance. All officers, employees and other persons who have control of or access to the moneys, securities or properties of the company shall be bonded with adequate surety. Fire, casualty and other insurance shall also be carried for the protection of the company, its personnel and property.

The sufficiency of sureties on all bonds, the contingencies insured against in such bonds and insurance policies and the amount thereof shall be in compliance with the requirements of law. A report showing the status of such bonds and hazard insurance shall be submitted to the board of directors at each annual meeting.

                                   ARTICLE XI
                                   AMENDMENTS

     Section 1. Amendments to By-laws. The power to make, alter, amend or repeal all or any part of these By-laws is vested in the board of directors, and the affirmative vote of a majority of all the members of the board of directors shall be necessary to effect any such change in these By-laws.

I hereby certify that the foregoing is a true copy of the By-laws of American United Life Insurance Company (R) and that same are in full force and effect this ___________________ day of _____________________, 19 _.



___________________________
Secretary